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                                                                   EXHIBIT 10.32

                   DEL MONTE FOODS RETAIL BROKERAGE AGREEMENT

          THIS AGREEMENT, effective July 1, 2001 between DEL MONTE CORPORATION, a corporation with its main business office at San Francisco, California, hereinafter called "Client," and ADVANTAGE SALES AND MARKETING, a limited liability company with its main business office at Irvine, CA, hereinafter called "Broker."

          WHEREAS, Client manufactures and distributes food and beverage products under various brands including DEL MONTE, S&W and CONTADINA;

          WHEREAS, Client desires that Broker act as a broker in connection with the servicing, promotion, and sale of those food and beverage products listed on Attachment A ("Products"), which attachment Client may modify in writing from time to time, and Broker desires to so act;

          NOW, THEREFORE, Client, in consideration of certain agreements hereinafter set forth and to be performed by Broker, hereby appoints Broker to act as broker in connection with the servicing, promotion, and sale of the Products at the applicable brokerage rates and to the classes of trade listed on Attachment B for direct buying accounts located within Broker's assigned territory listed on Attachment C, and Broker, in consideration of the commissions specified herein, agrees to so act.

          The parties mutually agree as follows:

          1. All Sales Subject to Client's Terms and Conditions. All Products represented by Broker shall be sold subject to Client's prices, terms, conditions, and confirmation by Client at its main office, and in amounts and assortments authorized by, and to customers approved by Client. Broker shall so advise the trade in receiving orders. Broker shall not solicit nor accept orders from buyers located outside Broker's assigned territory and no commissions will be paid on any such orders whether confirmed or not. Broker agrees to assist Client in the collection of all due invoices. All remittances due to Client shall be made by customers directly to Client, unless otherwise instructed by Client. Broker understands that a customer's order shall be subject to credit approval by Client and that Client shall be the sole judge of a customer's credit-worthiness. If for any reason a customer does not accept delivery or if Client does not effect delivery to a customer because in Client's judgment customer's credit standing is impaired, Client shall be entitled to sell or otherwise dispose of Products and in such event Broker shall be entitled to no commission thereon. All orders shall be booked and transmitted in the name of the actual customer.

          2. Commission; Full Compensation. For Products sold by Broker to direct accounts located within Broker's territory and confirmed by the main office of Client, and subject to the terms and conditions set forth in this Agreement, Broker shall be entitled to commissions computed as indicated on Attachment B. Such commissions shall be based on Client's base delivered price less: performance allowances, swell allowance, cash discounts and all performance funds/accruals. Commissions shall become payable only after Products are shipped and fully paid for in immediately available funds or, if funds are not immediately available, then commissions shall become payable only to the extent that Client's bank has finally collected such funds and, in either case, customer has not asserted any right of set off or other claim with respect to such funds. Client shall not be liable for any costs or expenses of Broker in connection with any services performed hereunder or the operation or maintenance of Broker's places of business. The commissions specified herein shall constitute full compensation to Broker for all services hereunder.

          3. Promotional Programs and Trade Spending. Broker shall accurately and completely convey to customers Client's terms and conditions of sale and all terms and conditions of promotional programs in which the customer is eligible to participate. Broker shall accurately and completely convey terms and conditions of any promotional program. Broker shall use best efforts to ensure that trade spending by Broker's customers does not exceed amounts established by the Client. In the event that trade spending by Broker's customers exceeds such amounts per SBU on a per market basis ("Overspends") and such Overspends are the direct result of the gross negligence or willful misconduct of Broker's or Broker's employees, Client shall have the right to set-off the amount of such Overspends against commissions earned and to be earned by the Broker. Broker shall be responsible for managing customer deductions and program performance (including Overspends and unauthorized performance) but shall have no financial obligation to Client for such Overspends and/or unauthorized performance other than if such event is a direct result of the gross negligence or willful misconduct of Broker or Broker's employees. Broker's commissions shall be adjusted only as provided for herein and in accordance with Client's Deduction Management Policy set forth on Attachment D.

          4. Compliance with Law. Broker agrees to act in accordance with applicable federal, state and local laws. Broker agrees not to pay or transfer any part of commissions received from Client to anyone other than



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     employees of Broker other than as required by law. Broker warrants and represents that no customer or account or representative thereof, or governmental employee, has any ownership or financial interest, direct or indirect, in Broker. Broker agrees to indemnify Client for expenses and losses incurred by Client and caused by Broker's negligence or actions in violation of the terms of this Agreement, or in violation of any laws, regulations, or policies of Client, or without written authorization of Client.

          5. Fair and Equitable. Client's policy is to treat all competitive customers on a fair, equal, and proportionate basis. Broker agrees to follow such policy in representing the Products under this Agreement.

          6. Ownership of Records. Files and records maintained by Broker and directly relating to transactions between Client and Client's customers are the property of Client and shall be delivered to Client promptly following the written request by Client for such records. Broker acknowledges that failure to promptly release records to Client may cause irreparable harm to Client, and that Client shall be entitled to immediate injunctive relief to obtain such records in addition to other remedies available at law. During the term of this Agreement Broker shall maintain custody of such Client records and shall permit Client or its agent(s), upon reasonable notice, to inspect and copy such records at any time deemed appropriate by Client . Broker may make copies of such records for its internal use.

          7. (a) Services. Client shall establish quarterly and annual performance objectives in consultation with Broker and Broker shall accomplish the objectives so established and agreed upon by Client and Broker. Broker agrees to provide services as customary in the marketplace in connection with the servicing, promotion and sale of products comparable to the Products. Services shall include but not be limited to (a) retail store coverage at the frequency and depth of coverage as agreed to with Client; (b) retail services to assure the availability for sale of Products to the consumer on the selling floor of all retail stores; (c) promptly providing at Client's request consumer marketing information which shall include but not be limited to the areas of competitive activity, customer coverage, product distribution, national marketing information, and other reasonable information as requested by Client; (d) activities designed to achieve all retail objectives of Client regarding distribution, shelf placement, pricing, and promotional merchandising support; (e) removing from sale Products not meeting Client's standards or policies, (f) reporting retail conditions as requested by Client, (g) management and recovery of unauthorized deductions and customer Overspends (subject to Section 3 and Exhibit D hereof), and (h) conveying to Client information concerning customers' credit-worthiness or changes in financial condition. Services provided hereunder shall not include services provided by divisions of Broker which are not customarily included as part of the principal/broker relationship, including services provided by Broker's Integrated Marketing Solutions and CPG3 divisions and/or any retail specific coverage service options, not specifically set forth in this Agreement. Services not covered by this Agreement shall be provided by Broker pursuant to a separate written contract.

             (b) Personnel. In performing services hereunder, Broker agrees to dedicate a sufficient number of personnel to effectively accomplish Client's business objectives within the time frames set by Client. Client and Broker agree to meet annually (and more often as deemed necessary by Client) to establish necessary staffing levels, expertise, objectives and goals. Broker shall retain responsibility for supervising Broker personnel.

             (c) Training. Broker acknowledges that training is essential to the successful and consistent achievement of Client's sales development objectives. Broker agrees to provide transitional and ongoing training as directed by Client to its personnel servicing Client's account to the extent necessary or appropriate to accomplish Broker's obligations under this Agreement. Broker shall designate and shall identify to Client regional training supervisors to provide ongoing training to Broker personnel. Broker acknowledges that ongoing training among Broker's personnel shall be Broker's responsibility and that Client's responsibility shall be limited to providing training guidance and direction to Broker's regional training supervisors.

             (d) Retailer Services. Client acknowledges that pursuant to this
                 Agreement, Broker shall act as an exclusive broker to Client in connection with the servicing, promotion and sale of the Products for the classes of trade listed on Attachment B for the assigned territory listed on Attachment C. If a retailer performs similar services as those contemplated by Broker under this Agreement ("Retailer Services") and the Retailer charges Client (or deducts amounts due to Client) for the Retailer Services, Client shall not deduct any amounts from Broker's commissions related to such charges.



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          8. Confidential Information. Broker and Client each acknowledges that from time to time each party to this Agreement will have access to certain confidential and proprietary information and systems of the other party (the "Disclosing Party") which is generally not available to or known by the public, in which the Disclosing Party has a legitimate protectable interest and which has particular value to the Disclosing Party, the disclosure of which could be harmful to the Disclosing Party's interests (the "Confidential Information"). Broker and Client each agree that it shall not directly or indirectly disclose such Confidential Information to any third party except as required by law or regulation or use any Confidential Information for any purposes not expressly authorized in writing by the Disclosing Party. Confidential Information means any and all information, whether disclosed in writing or orally, identified as confidential by the Disclosing Party. For purposes of this Agreement, Client information relating to Client business strategies, deal rates, promotional rates, marketing plans, new item introductions and business development opportunities shall be considered Confidential Information. Confidential Information may also include, but is not limited to: business models and plans, proprietary computer software and sales planning and execution processes, information and/or knowledge regarding products, processes, techniques, trade secrets, strategies and programs, financial data, vendor and customer relationships, methods of operation and other information or materials in any form proprietary to a party. For purposes of this Agreement, Confidential Information shall not include the following:

               (a) Information available in the public domain, not as a result of the violation of any undertaking herein;

               (b) Information available to either party on a non-confidential basis prior to disclosure of it by the other party;

               (c) Information that is available from a third party, provided that such source is not violating any duty or agreement of confidentiality;

               (d) Information that is independently developed by a party and such independent development can be reasonably substantiated; or

               (e) Information that is required to be disclosed by law or legal process.

          9. Non-Solicitation. During the term of this Agreement and for a period of six (6) months following its termination, the parties agree not to solicit or induce any employee of the other, either directly or indirectly, to leave such employment and/or become an employee of the other or any company affiliated with or related to such party. Notwithstanding the foregoing, a general solicitation, such as through a newspaper, website or trade journal, and any hiring related thereto, shall not be prohibited by this section.

          10. No Diversion. Broker agrees not to divert Products to markets outside the United States, and agrees not to divert Products between markets within its assigned United States territory.

          11. Insurance. Broker agrees to purchase and maintain general liability and employee theft (crime) insurance naming Client as an additional insured as respects its handling of the Client's account with minimum liability limits of $1,000,000.00 per occurrence. Client shall maintain general liability and product liability insurance coverage in such amounts as deemed reasonable in the normal course of Client's operations. Each of Broker and Client shall have the other named as an additional insured under one another's liability insurance policy and shall provide the other with a certificate of insurance evidencing such coverage. Such certificate of insurance shall provide, without limitation, that such insurance is not subject to modification or termination without at least thirty (30) days' prior written notice to the other party.

          12. Software. Any software provided by Client ("Software") is provided pursuant to a license which shall terminate upon the termination of this Agreement. Usage of such Software shall be subject to the following conditions: (a) it is licensed for installation on a single computer only,
     (b) it may not be copied except for reasonable backup and archival purposes only, (c) it may not be sold, rented, leased, or transferred to any other party except in connection with a permitted assignment pursuant to Section 17 hereof, (d) use shall be limited to Client's business only and it may not be used for any other purpose, and (e) it may not be reverse-engineered, decompiled, disassembled or modified. Broker shall not create any derivatives of Software and shall not remove any product identification, copyright notices or other indicia or ownership. Upon the termination of this Agreement, Broker shall remove all Software from the computer on which it resides and return to Client or destroy any media or materials holding, describing or otherwise related to such Software.

          13. (a) Term. This Agreement shall have a term of two years beginning on July 1, 2001 and ending on June 30, 2003. Thereafter, the Agreement shall be automatically renewed for up to three (3) additional one (1)-year terms (running from July 1 - June 30) unless Client or Broker provides written notice of non-renewal at least thirty (30) days prior to the expiration of the then current


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                  term. Notwithstanding the foregoing, either party may
                  terminate this Agreement at any time, effective immediately upon written notice if it has good cause for termination. Without limiting the applicable law, the following circumstances shall constitute good cause for termination:

                  (i) the other party shall be in material breach of any of its obligations under this Agreement and, where the breach involves an ongoing obligation that is capable of cure, such party shall have failed to cure such breach within thirty (30) days after receiving written notice from the other party of the existence of such breach. For purposes of this section, "material breach" shall include, without limitation, any failure by Broker to substantially achieve quarterly or annual qualitative and/or quantitative performance objectives; comply with Client's Deduction Management Policy (Attachment D); and comply with Client's Sales Policy and Procedures, Manual and such other policies and procedures as Client may issue from time to time that are agreed to in writing by Client and Broker; "material breach" shall also include Client's failure to compensate Broker in accordance with the terms of this Agreement; or

                  (ii) the other party shall have become insolvent or filed a petition in bankruptcy, or entered into a composition with its creditors, or had a receiver appointed for its assets, or become the subject of any winding up of its business or any judicial proceeding relating to or arising out of its financial condition; or

                  (iii) a merger, consolidation or sale of the other party which transaction would place the other party in breach of its obligations under this Agreement.

               (b) Liquidated Damages. Broker acknowledges that early termination of this Agreement by Broker without good cause will result in significant damages to the business of Client. Accordingly, Broker agrees to pay to Client the sum of Two Million Dollars ($2,000,000) as liquidated damages in the event Broker terminates this Agreement prior to the expiration of the term of this Agreement and other than in accordance with subsection 13(a) or 13(e). Broker acknowledges and agrees that such amount represents a fair and reasonable estimate of the damages Client would suffer in the event of such termination.

               (c) Orders after Termination. Immediately upon notice of termination being served by either party, Client shall have the right to obtain orders through another broker or sales office and Broker shall have the right to offer its services to third parties, subject to the confidentiality provisions set forth herein. Since Broker will not be obtaining such Client orders, Broker shall have no right to a commission on said orders. However, Broker shall continue to receive the commission and bonus amounts as applicable provided in this Agreement for any orders, which are obtained by Broker and are actually shipped prior to the termination date. Client is not obligated to accept orders from Broker for shipment after the termination date.

               (d) Coverage/Commission Adjustments. Notwithstanding any other provision of this Agreement, Client shall have the option to modify this Agreement to implement changes in coverage or services (i.e., converting coverage to retail-only coverage and/or converting services to services payable on a fee-for-service basis). In the event Client exercises this option, commissions payable hereunder shall be adjusted to reflect modified Broker responsibilities, as agreed to by Client and Broker.

               (e) Termination Upon Coverage/Commission Adjustment. In the event that the parties are unable to agree on amounts payable for such modified Broker responsibilities as set forth in Section 13(d), either party shall have the option to terminate this Agreement upon thirty (30) days' written notice to the other party, in which case Section 13(b) hereof shall not be applicable.

          14. Audit. Client shall have the right to inspect and copy Broker's books and records to the extent such books and records directly relate to Client's business. Such inspection shall be conducted by Client or Client's authorized accountants during regular business hours upon at least forty-eight (48) hours' written notice to Broker at a time mutually agreed upon by Broker and Client (but in any event within five (5) days of Client's demand for an inspection). Broker agrees to maintain its records in accordance with generally accepted accounting principles and to conform its accounting practices (to the extent they relate to Client's business and to the extent consistent with generally accepted accounting principles) to reasonable recommendations made by Client's accountants. This provision shall survive the termination or expiration of this Agreement for a period of two (2) years.

          15. Conflicts. Broker shall not interview to represent competitive products within the fruit, vegetable, tomato and specialty bean categories without Client's prior written consent, which consent shall not be withheld
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     if Broker can reasonably demonstrate to Client that the proposed representation will not negatively impact Client's business. For purposes of this Agreement, if Broker obtains Client's consent to interview to represent competitive products within the aforementioned categories, such consent shall also act as Client's consent and approval for Broker to act as a broker for such competitive product(s).

          16. No Agent. Except as Broker may be specifically authorized in writing by Client, nothing herein contained shall be construed as authorizing Broker to bind Client in any way nor as constituting Broker an agent or representative of Client. Broker shall have no authority to make any expenditure on behalf of Client without Client's prior written consent.

          17. Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, and supercedes all prior or contemporaneous agreements and understandings, whether oral or written, with respect to the same subject matter. In the event any provision of this Agreement is found void or unenforceable, the remainder of this Agreement shall remain in full force and effect. This Agreement may not be altered or amended except in a writing executed by both parties. This Agreement may not be assigned without the prior written consent of the other party. This Agreement is subject to attached Attachments, which are incorporated fully herein.

          18. Governing Law; Arbitration. This Agreement shall be governed by California law, without reference to the conflicts of laws principles thereof. Except for breaches of Section 6 and Section 8, any dispute arising out of or related to this Agreement, including the termination thereof, shall be resolved through binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). The arbitration shall take place before a single arbitrator mutually selected by the parties in San Francisco, California. The prevailing party in such dispute shall be awarded its attorneys' fees and costs, in addition to any other relief deemed appropriate, and such award may be entered in any court of competent jurisdiction. In the event the parties are unable to agree to a single arbitrator within fifteen (15) days of the demand by either party for arbitration, the arbitrator shall be appointed by the AAA upon application by either party. Where Broker has breached Section 6 by failing to promptly release records to Client or where either party has breached Section 8 by improperly disclosing or using Confidential Information, the non-breaching party shall be entitled to immediate injunctive relief without a showing of harm upon application to any court of competent jurisdiction.

          19. Notices. Any and all notices or other communications required or permitted by this Agreement or by law to be served on or given to the other party hereto shall be in writing, addressed to a senior officer of the other party at its principal business address, and shall be deemed duly served (a) when personally delivered, (b) three days after deposit in the United States mail, first class delivery, return receipt requested, or (c) two days after deposit with a nationally recognized overnight courier service.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


DEL MONTE CORPORATION                              ADVANTAGE SALES AND MARKETING

By  /s/ ROBERT P. MAGRANN                          By
    --------------------------------                  --------------------------
    Robert P. Magrann
    Senior VP Sales                                Name:
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                                                   Title:
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